UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 16, 2006

Qwest Communications International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2006, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Qwest Communications International Inc. (“Qwest” or the “Company” or “we” or “us” or “our”) took the following actions:

•                  The Committee approved the specific performance targets to be used under the 2006 Qwest Management Bonus Plan (the “Bonus Plan”), which was previously approved by the Committee in December 2005. Each of our executive officers is eligible to participate in the Bonus Plan, provided that he or she remains on our payroll until the date that is 14 days prior to the bonus payout date. As previously reported, under the Bonus Plan, bonus payments are calculated using bonus target percentages (expressed as a percentage of base salary) and are adjusted based on a combination of corporate, business unit and individual performance. Corporate and business unit performance are determined by a weighted average of a combination of measures, which may include revenue, operating margin, net income, cash flow, and customer satisfaction depending on the department in which an employee works. Individual performance is determined by an evaluation by the supervising manager of overall employee performance compared to established performance objectives and behaviors exhibited by the employee compared to our Qwest brand attributes and values. At present, it is expected that the payments, if any, to our executive officers under the Bonus Plan will be made in the first quarter of 2007. A summary of the Bonus Plan as it applies to our executive officers was filed as an exhibit to our Current Report on Form 8-K dated December 15, 2005.

•                  The Committee approved an agreement with Richard C. Notebaert, our Chairman and Chief Executive Officer, pursuant to which we granted to Mr. Notebaert (i) a non-qualified option to purchase 2,334,000 shares of our common stock at an exercise price of $6.15 (the “Notebaert Option”) and (ii) a restricted stock award of 1,459,000 shares of our common stock (the “Notebaert Restricted Stock”). The Committee also approved an agreement with Oren G. Shaffer, our Vice Chairman and Chief Financial Officer, pursuant to which we granted Mr. Shaffer (i) a non-qualified option to purchase 1,517,000 shares of our common stock at an exercise price of $6.15 (together with the Notebaert Option, the “Options”) and (ii) a restricted stock award of 948,000 shares of our common stock (together with the Options and the Notebaert Restricted Stock, the “Awards”). These agreements are collectively described below as the “Agreements.”  Each of the Awards granted to Messrs. Notebaert and Shaffer (each, an “Executive”) was granted under our Equity Incentive Plan, as amended, and vests (and becomes exercisable in the case of the Options) generally as follows:

•                  The Awards will fully vest (and the Options will become exercisable) on February 16, 2010 if the Executive is employed by us on such date and if either (A) the closing price for sales of shares of our common stock has averaged $7.50 per share or above for any period of 188 consecutive trading days during the period from February 16, 2006 to February 16, 2008, or (B) the closing price has averaged $8.00 per share or above for any period of 188 consecutive trading days during the period from February 17, 2008 to February 16, 2010. If there has been a period of consecutive trading days ending on February 16, 2008 where the closing price has averaged $7.50 per share or above, and there is a period of consecutive trading days starting on February 17, 2008 where the closing price has averaged $8.00 per share or above, such consecutive trading days will be added together for purposes of determining whether the requirement of 188 consecutive trading days with an average closing price of $8.00 per share or above has been satisfied. In addition, if the Executive dies, becomes disabled (as defined in the Agreements), terminates his employment for constructive discharge (as defined in the Agreements) or is terminated without cause (as defined in the Agreements) before February 16, 2010 and the closing price of our common stock has achieved the same per share dollar targets for a period of 22 or more consecutive trading days during the 30 consecutive trading days immediately prior to the date of such death, disability, termination for constructive discharge or termination without cause, the Awards will fully vest (and the Options will become exercisable) on the date of such death, disability, termination for constructive discharge or termination without cause.

•                  If both of the following conditions have been satisfied prior to February 16, 2010: (A) the approval by a majority of the incumbent board (as defined in the Agreements) of a merger, consolidation, reorganization or asset sale transaction involving Qwest, as described more fully in the Agreements, and (B) the closing and consummation of such a transaction, then the Awards will fully vest (and the Options will become exercisable) on the date of the closing and consummation of such transaction. If the Executive dies, becomes disabled or is terminated by us without cause after the incumbent board has approved such a transaction but before the closing and consummation of such a transaction, the Awards will fully vest (and the Options will become exercisable) upon the closing and consummation of such a transaction.

To the extent not previously vested, the Awards will be immediately forfeited upon the earlier of (A) a termination of the Executive’s employment for any reason whatsoever (unless such termination results in full vesting of the Awards in accordance with the Agreements) or (B) February 16, 2010.

The Committee also approved an amendment to each of Mr. Notebaert’s and Mr. Shaffer’s amended and restated employment agreements to clarify that, with respect only to the vesting of the Awards, such vesting shall be governed solely by the provisions of the Agreements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Agreements and amendments, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Agreement, dated as of February 16, 2006, by and between Richard C. Notebaert and Qwest Communications International Inc.

Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated as of February 16, 2006, by and between Richard C. Notebaert and Qwest Services Corporation.

Exhibit 10.3	Agreement, dated as of February 16, 2006, by and between Oren G. Shaffer and Qwest Communications International Inc.

Exhibit 10.4	Amendment to Amended and Restated Employment Agreement, dated as of February 16, 2006, by and between Oren G. Shaffer and Qwest Services Corporation.

Forward Looking Statements Warning

This Current Report on Form 8-K may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are or were the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this Current Report on Form 8-K is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: February 17, 2006	By:	/s/ Stephen E. Brilz
		Name:	Stephen E. Brilz
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Agreement, dated as of February 16, 2006, by and between Richard C. Notebaert and Qwest Communications International Inc.

Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated as of February 16, 2006, by and between Richard C. Notebaert and Qwest Services Corporation.

Exhibit 10.3	Agreement, dated as of February 16, 2006, by and between Oren G. Shaffer and Qwest Communications International Inc.

Exhibit 10.4	Amendment to Amended and Restated Employment Agreement, dated as of February 16, 2006, by and between Oren G. Shaffer and Qwest Services Corporation.